Second Quarter 2015 Earnings Conference Call July 23, 2015 Exhibit 99.2

© 2015 Ryder System, Inc. All Rights Reserved. Safe Harbor and Non-GAAP Financial Measures 2 Certain statements and information included in this presentation are "forward-looking statements" under the Federal Private Securities Litigation Reform Act of 1995, including our expectations regarding earnings performance, operating revenue growth in our business segments, lease fleet growth, performance in our product lines, expansion of on-demand maintenance, return on capital spread and anticipated resumption of our share repurchase program. Accordingly, these forward-looking statements should be evaluated with consideration given to the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Important factors that could cause such differences include, among others, lower than expected lease sales, decreases in commercial rental demand or poor acceptance of higher pricing, fluctuations in market demand for used vehicles impacting current pricing and our anticipated proportion of retail versus wholesale sales, lack of customer demand for on-demand maintenance, higher than expected maintenance costs from new engine technology or due to lower than expected benefits from maintenance initiatives and a newer fleet, setbacks in the economic recovery, decreases in freight demand or volumes, poor operational execution particularly with start-ups and new product launches, our ability to obtain adequate profit margins for our services, our inability to maintain current pricing levels due to soft economic conditions, slower than expected economic recovery in the U.K., business interruptions or expenditures due to severe weather or natural occurrences, competition from other service providers and new entrants, customer retention levels, loss of key customers, driver and technician shortages resulting in higher procurement costs and turnover rates, unexpected bad debt reserves or write-offs, changes in customers’ business environments that will limit their ability to commit to long-term vehicle leases, a decrease in credit ratings, increased debt costs, adequacy of accounting estimates, reserves and accruals particularly with respect to pension, taxes, depreciation, insurance and revenue, sudden or unusual changes in fuel prices, unanticipated currency exchange rate fluctuations, our ability to manage our cost structure, and the risks described in our filings with the Securities and Exchange Commission. The risks included here are not exhaustive. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. This presentation includes certain non-GAAP financial measures as defined under SEC rules, including operating revenue, operating revenue growth excluding foreign exchange, comparable earnings and earnings per share, comparable earnings per share forecast, comparable earnings before income tax, comparable tax rate, adjusted return on capital (and return on capital spread), total cash generated, free cash flow, total obligations, and the ratios based on these financial measures. Refer to Appendix – Non-GAAP Financial Measures for more information about the non-GAAP financial measures contained in this presentation. Additional information as required by Regulation G regarding non-GAAP financial measures can be found in our most recent Form 10-K, Form 10-Q and our Form 8-K filed as of the date of this presentation with the SEC, which are available at http://investors.ryder.com. Beginning in 2015, in addition to excluding Fleet Management Solutions (FMS) fuel services revenue and subcontracted transportation from the calculation of operating revenue, we will also be excluding Supply Chain Solutions (SCS) and Dedicated Transportation Solutions (DTS) fuel costs billed to our customers.

© 2015 Ryder System, Inc. All Rights Reserved. Contents 3 ►Second Quarter 2015 Results Overview ►Asset Management Update ►Earnings Forecast ►Q & A

© 2015 Ryder System, Inc. All Rights Reserved. 2nd Quarter Results Overview 4 ► Comparable earnings per share from continuing operations were $1.65 vs. $1.44 in 2Q14 ► Earnings per diluted share from continuing operations were $1.61 in 2Q15 vs. $1.42 in 2Q14 – 2Q15 included non-operating pension costs of $0.05 and professional fees of $0.02, which were partially offset by tax law change benefits of $0.03 – 2Q14 included non-operating pension costs of $0.02 ► Operating revenue increased 6% (up 8% excluding foreign exchange) and total revenue decreased 1% vs. prior year – Total revenue declined due to lower fuel costs passed through to customers, as well as foreign exchange

© 2015 Ryder System, Inc. All Rights Reserved. Key Financial Statistics 5 Second Quarter ($ Millions, Except Per Share Amounts) 2015 2014 % B/(W) Operating Revenue 1,392.6$ 1,315.6$ 6% Fuel and Subcontracted Transportation 270.3 368.9 (27)% Total Revenue 1,662.9$ 1,684.6$ (1)% Comparable Earnings Per Share from Continuing Operations 1.65$ 1.44$ 15% Earnings Per Share from Continuing Operations 1.61$ 1.42$ 13% Memo: Average Shares (Millions ) - Diluted 53.3 53.0 Comparable Tax Rate from Continuing Operations 37.2% 37.1% Tax Rate from Continuing Operations 35.6% 36.9% Note: Amounts throughout presentation may not be additive due to rounding.

© 2015 Ryder System, Inc. All Rights Reserved. Key Financial Statistics 6 Year-To-Date ($ Millions, Except Per Share Amounts) 2015 2014 % B/(W) Operating Revenue 2,692.9$ 2,558.4$ 5% Fuel and Subcontracted Transportation 537.2 736.9 (27)% Total Revenue 3,230.1$ 3,295.3$ (2)% Comparable Earnings Per Share from Continuing Operations 2.73$ 2.36$ 16% Earnings Per Share from Continuing Operations 2.62$ 2.34$ 12% Memo: Average Shares (Millions ) - Diluted 53.2 53.1 Comparable Tax Rate from Continuing Operations 37.1% 37.1% Tax Rate from Continuing Operations 36.0% 36.0% Adjusted Return on Capital vs. Cost of Capital (Trailing 12 months) 1.4% 0.9% Note: Amounts throughout presentation may not be additive due to rounding.

© 2015 Ryder System, Inc. All Rights Reserved. 2nd Quarter Results Overview – FMS 7 ► Fleet Management Solutions (FMS) operating revenue up 6% (up 8% excluding foreign exchange) and total revenue down 3% vs. prior year – Full service lease revenue up 5% (up 7% excluding foreign exchange) – Contract maintenance revenue up 6% – Commercial rental revenue up 8% (up 10% excluding foreign exchange) – Contract-related maintenance revenue unchanged – Total revenue declined due to lower fuel costs passed through to customers ► FMS earnings increased due to higher full service lease results and strong commercial rental performance – Favorable lease results benefited from fleet growth and vehicle residual value benefits ► FMS earnings before tax (EBT) up 8% – FMS EBT percent of operating revenue up 30 basis points to 12.8%

© 2015 Ryder System, Inc. All Rights Reserved. 2nd Quarter Results Overview – DTS 8 ► Dedicated Transportation Solutions (DTS) operating revenue up 6% and total revenue down 4% vs. prior year – Operating revenue increased due to new business as well as higher volumes and pricing – Total revenue down due to lower fuel costs passed through to customers ► DTS earnings decreased primarily due to higher self-insurance costs, partially offset by new business ► DTS earnings before tax (EBT) down 4% – DTS EBT percent of operating revenue down 80 basis points to 7.0%

© 2015 Ryder System, Inc. All Rights Reserved. 2nd Quarter Results Overview – SCS 9 ► Supply Chain Solutions (SCS) operating revenue up 6% (up 9% excluding foreign exchange) and total revenue up 1% vs. prior year – Operating revenue increased due to higher volumes and new business, primarily in the consumer packaged goods and technology sectors, and higher pricing – Total revenue increased due to higher operating revenue, partially offset by lower fuel costs passed through to customers and foreign exchange ► SCS earnings increased primarily due to higher pricing, lower start-up costs and higher volumes – Benefits were partially offset by higher compensation costs and foreign exchange ► SCS earnings before tax (EBT) up 56% – SCS EBT percent of operating revenue up 280 basis points to 8.7%

© 2015 Ryder System, Inc. All Rights Reserved. Business Segments 10 2015 2014 % B/(W) 2015 2014 % B/(W) Operating Revenue: Fleet Management Solutions 959.1$ 907.9$ 6% 1,149.3$ 1,181.2$ (3)% Dedicated Transportation Solutions 176.8 166.9 6% 223.5 234.0 (4)% Supply Chain Solutions 320.1 301.1 6% 396.9 393.6 1% Eliminations (63.3) (60.3) (5)% (106.9) (124.2) 14% Total 1,392.6$ 1,315.6$ 6% 1,662.9$ 1,684.6$ (1)% Segment Earnings Before Tax: (1) Fleet Management Solutions 122.8$ 113.5$ 8% Dedicated Transportation Solutions 12.4 13.0 (4)% Supply Chain Solutions 27.7 17.7 56% Eliminations (11.6) (10.5) (10)% 151.4 133.7 13% Central Support Services (Unallocated Share) (10.9) (12.1) 10% Non-operating Pension Costs (4.7) (1.5) (204)% Restructuring and Other Charges, Net and Other Items (1.9) - NM Earnings Before Income Taxes 133.8 120.0 11% Provision for Income Taxes (47.7) (44.4) (7)% Earnings from Continuing Operations 86.2$ 75.7$ 14% Comparable Earnings from Continuing Operations 88.2$ 76.5$ 15% Memo: Total Revenue (1) Our primary measure of segment financial performance excludes unallocated CSS, non-operating pension costs, restructuring and other charges, net and other items. ($ Millions) Second Quarter

© 2015 Ryder System, Inc. All Rights Reserved. Business Segments 11 2015 2014 % B/(W) 2015 2014 % B/(W) Operating Revenue: Fleet Management Solutions 1,858.2$ 1,767.8$ 5% 2,236.5$ 2,316.3$ (3)% Dedicated Transportation Solutions 342.6 323.2 6% 436.2 450.0 (3)% Supply Chain Solutions 615.5 585.6 5% 768.0 774.9 (1)% Eliminations (123.5) (118.2) (4)% (210.6) (245.9) 14% Total 2,692.9$ 2,558.4$ 5% 3,230.1$ 3,295.3$ (2)% Segment Earnings Before Tax: (1) Fleet Management Solutions 212.7$ 190.5$ 12% Dedicated Transportation Solutions 21.4 21.7 (1)% Supply Chain Solutions 43.4 30.8 41% Eliminations (23.1) (20.2) (15)% 254.4 222.9 14% Central Support Services (Unallocated Share) (22.9) (23.0) 0% Non-operating Pension Costs (9.6) (4.9) (97)% Restructuring and Other Charges, Net and Other Items (3.8) - NM Earnings Before Income Taxes 218.2 195.0 12% Provision for Income Taxes (78.6) (70.3) (12)% Earnings from Continuing Operations 139.6$ 124.8$ 12% Comparable Earnings from Continuing Operations 145.6$ 125.7$ 16% Memo: Total Revenue (1) Our primary measure of segment financial performance excludes unallocated CSS, non-operating pension costs, restructuring and other charges, net and other items. ($ Millions) Year-To-Date

© 2015 Ryder System, Inc. All Rights Reserved. Capital Expenditures 12 2015 $ 2015 2014 O/(U) 2014 Full Service Lease 947$ 818$ 129$ Commercial Rental 453 344 109 Operating Property and Equipment 54 95 (41) Gross Capital Expenditures 1,454 1,257 197 Less: Proceeds from Sales (Primarily Revenue Earning Equipment) 212 277 (65) Less: Sale and Leaseback of Assets 156 - 156 Net Capital Expenditures 1,086$ 980$ 106$ Year-To-Date ($ Millions)

© 2015 Ryder System, Inc. All Rights Reserved. Cash Flow from Continuing Operations 13 Year-To-Date ($ Millions) (1) Capital expenditures presented net of changes in accounts payable related to purchases of revenue earning equipment. (2) Free Cash Flow excludes acquisitions and changes in restricted cash. 2015 2014 Earnings from Continuing Operations 140$ 125$ Depreciation 531 506 Gains on Vehicle Sales, Net (63) (63) Amortization and Other Non-Cash Charges, Net 39 36 Pension Contributions (8) (65) Changes in Working Capital and Deferred Taxes 6 (2) Cash Provided by Operating Activities 646 537 Proceeds from Sales (Primarily Revenue Earning Equipment) 212 277 Proceeds from Sale and Leaseback of Revenue Earning Equipment 156 - Collections of Direct Finance Leases & Other 34 32 Other, Net - (1) Total Cash Generated 1,048 845 Capital Expenditures (1) (1,329) (1,255) Free Cash Flow (2) (281)$ (410)$

© 2015 Ryder System, Inc. All Rights Reserved. 261% 270% 226% 259% 270% 250% 0% 50% 100% 150% 200% 250% 300% 12/31/11 12/31/12 12/31/13 12/31/14 6/30/15 Long Term Target  Midpoint Pension  Impact Total  Obligations  to Equity Debt to Equity Ratio 14 6/30/2015 12/31/2014 6/30/2014 Balance Sheet Debt 4,855$ 4,512$ 4,717$ Percent To Equity 254% 248% 240% Total Obligations 5,174$ 4,706$ 4,805$ Percent To Equity 270% 259% 245% Total Equity (3) 1,914$ 1,819$ 1,965$ Balance 257% 260% 221% 248% 254% Sheet Debt to Equity (1) (2) (1) Illustrates impact of accumulated net pension related equity charge on leverage. (2) Represents long term total obligations to equity target of 225 - 275% while maintaining a solid investment grade rating. (3) Total Equity includes impact of accumulated net pension related equity charge of $580 million as of 6/30/2015, $585 million as of 12/31/2014 and $470 million as of 6/30/2014. ($ Millions)

© 2015 Ryder System, Inc. All Rights Reserved. Contents 15 ►Second Quarter 2015 Results Overview ►Asset Management Update ►Earnings Forecast ►Q & A

© 2015 Ryder System, Inc. All Rights Reserved. ► Units held for sale were 5,900 at quarter end, down from 6,300 units held for sale in the prior year ─ Sequentially from the first quarter, units held for sale increased by 100 units ► The number of used vehicles sold in the second quarter was 4,700, down 14% from the prior year ─ Sequentially from the first quarter, units sold were up 10% ► Proceeds per unit were up 10% for tractors and up 11% for trucks in the second quarter compared with prior year (excluding the impact of exchange rates) ─ Proceeds per unit were up 5% for tractors and up 4% for trucks vs. the first quarter ► Average second quarter total commercial rental fleet was up 6% from the prior year ─ Average commercial rental fleet was up 6% from the first quarter Global Asset Management Update 16

© 2015 Ryder System, Inc. All Rights Reserved. Contents 17 ►Second Quarter 2015 Results Overview ►Asset Management Update ►Earnings Forecast ►Q & A

© 2015 Ryder System, Inc. All Rights Reserved. EPS Forecast – Continuing Operations 18 2015 Comparable EPS Forecast(1) $ 1.82 - 1.87 $ 6.45 - 6.55 2014 Comparable EPS(2) $ 1.63 $ 5.58 Third Quarter Full Year ($ Earnings Per Share) (1) 3Q15 Comparable EPS Forecast, a non-GAAP financial measure, excludes $0.05 of non-operating pension costs, net. 2015 Comparable EPS Forecast, a non-GAAP financial measure, excludes $0.21 of non-operating pension costs, $0.05 of restructuring and other charges, and a tax law change benefit of $0.03, net, for the full year period. (2) 2014 Comparable EPS for the third quarter excluded $0.03 of non-operating pension costs. 2014 Comparable EPS for the full year excludes $1.16 of pension lump sum settlement charges, $0.14 of pension settlement charges, $0.10 of non-operating pension costs, $0.03 of acquisition-related tax adjustment, $0.01 of acquisition transaction costs, $0.03 of restructuring and other charges, net, partially offset by a tax law change benefit of $0.03. ► Full year Comparable EPS forecast is $6.45 - $6.55 from $6.40 - $6.55 ► Current forecast is as follows:

© 2015 Ryder System, Inc. All Rights Reserved. Q&A 19

© 2015 Ryder System, Inc. All Rights Reserved. Appendix 20 Full Service Lease Vehicle Count Business Segment Detail Central Support Services Balance Sheet Adjusted Return on Capital History Asset Management Non-GAAP Financial Measures & Reconciliations

© 2015 Ryder System, Inc. All Rights Reserved. End of Period 2Q14 3Q14 4Q14 1Q15 2Q15 FSL Fleet (as reported) 123,000 123,200 125,500 127,500 128,700 5,700 UK FSL Trailers 4,600 4,300 4,400 4,400 4,300 (300) FSL Fleet - excluding UK 118,400 118,900 121,100 123,100 124,400 6,000 Sequential Change 3Q14 O/(U) 2Q14 4Q14 O/(U) 3Q14 1Q15 O/(U) 4Q14 2Q15 O/(U) 1Q15 FSL Fleet (as reported) 200 2,300 2,000 1,200 UK FSL Trailers (300) 100 - (100) FSL Fleet - excluding UK 500 2,200 2,000 1,300 2Q15 O/(U) 2Q14 Full Service Lease (FSL) Fleet Count 21 Note: Represents end of period vehicle count.

© 2015 Ryder System, Inc. All Rights Reserved. Fleet Management Solutions (FMS) 22 Revenue 2015 2014 % B/(W) Full Service Lease 595.7$ 566.1$ 5% Contract Maintenance 49.0 46.3 6% Contractual Revenue 644.7 612.4 5% Commercial Rental 239.1 221.7 8% Contract-related Maintenance 56.5 56.5 - Other 18.8 17.3 8% Operating Revenue 959.1 907.9 6% Fuel Services Revenue 190.3 273.3 (30)% Total Revenue 1,149.3$ 1,181.2$ (3)% Earnings Before Tax Segment Earnings Before Tax (EBT) 122.8$ 113.5$ 8% Segment EBT as % of Total Revenue 10.7% 9.6% Segment EBT as % of Operating Revenue 12.8% 12.5% Second Quarter ($ Millions)

© 2015 Ryder System, Inc. All Rights Reserved. Fleet Management Solutions (FMS) 23 Revenue 2015 2014 % B/(W) Full Service Lease 1,172.8$ 1,118.3$ 5% Contract Maintenance 94.9 89.9 6% Contractual Revenue 1,267.7 1,208.3 5% Commercial Rental 444.1 411.9 8% Contract-related Maintenance 109.7 112.6 (3)% Other 36.7 35.1 5% Operating Revenue 1,858.2 1,767.8 5% Fuel Services Revenue 378.3 548.5 (31)% Total Revenue 2,236.5$ 2,316.3$ (3)% Earnings Before Tax Segment Earnings Before Tax (EBT) 212.7$ 190.5$ 12% Segment EBT as % of Total Revenue 9.5% 8.2% Segment EBT as % of Operating Revenue 11.4% 10.8% Year-To-Date ($ Millions)

© 2015 Ryder System, Inc. All Rights Reserved. Dedicated Transportation Solutions (DTS) 24 ($ Millions) Revenue 2015 2014 % B/(W) Operating Revenue 176.8$ 166.9$ 6% Subcontracted Transportation 14.5 23.2 (37)% Fuel Costs 32.2 43.9 (27)% Total Revenue 223.5$ 234.0$ (4)% Earnings Before Tax Segment Earnings Before Tax (EBT) 12.4$ 13.0$ (4)% Segment EBT as % of Total Revenue 5.6% 5.6% Segment EBT as % of Operating Revenue 7.0% 7.8% Second Quarter

© 2015 Ryder System, Inc. All Rights Reserved. Dedicated Transportation Solutions (DTS) 25 ($ Millions) Revenue 2015 2014 % B/(W) Operating Revenue 342.6$ 323.2$ 6% Subcontracted Transportation 29.2 39.4 (26)% Fuel Costs 64.4 87.4 (26)% Total Revenue 436.2$ 450.0$ (3)% Earnings Before Tax Segment Earnings Before Tax (EBT) 21.4$ 21.7$ (1)% Segment EBT as % of Total Revenue 4.9% 4.8% Segment EBT as % of Operating Revenue 6.2% 6.7% Year-To-Date

© 2015 Ryder System, Inc. All Rights Reserved. Supply Chain Solutions (SCS) 26 ($ Millions) Revenue 2015 2014 % B/(W) Automotive 119.3$ 117.8$ 1% Technology & Healthcare 64.0 56.4 13% CPG & Retail 110.7 99.9 11% Industrial & Other 26.0 27.0 (4)% Operating Revenue 320.1 301.1 6% Subcontracted Transportation 59.8 66.6 (10)% Fuel Costs 17.0 25.9 (34)% Total Revenue 396.9$ 393.6$ 1% Earnings Before Tax Segment Earnings Before Tax (EBT) 27.7$ 17.7$ 56% Segment EBT as % of Total Revenue 7.0% 4.5% Segment EBT as % of Operating Revenue 8.7% 5.9% Second Quarter

© 2015 Ryder System, Inc. All Rights Reserved. Supply Chain Solutions (SCS) 27 ($ Millions) Revenue 2015 2014 % B/(W) Automotive 228.5$ 232.1$ (2)% Technology & Healthcare 123.3 107.4 15% CPG & Retail 213.4 193.5 10% Industrial & Other 50.3 52.6 (4)% Operating Revenue 615.5 585.6 5% Subcontracted Transportation 118.0 136.6 (14)% Fuel Costs 34.5 52.8 (35)% Total Revenue 768.0$ 774.9$ (1)% Earnings Before Tax Segment Earnings Before Tax (EBT) 43.4$ 30.8$ 41% Segment EBT as % of Total Revenue 5.6% 4.0% Segment EBT as % of Operating Revenue 7.0% 5.3% Year-To-Date

© 2015 Ryder System, Inc. All Rights Reserved. Central Support Services (CSS) 28 2015 2014 % B/(W) Allocated CSS Costs 51.7$ 46.3$ (12)% Unallocated CSS Costs 10.9 12.1 10% Total CSS Costs 62.6$ 58.4$ (7)% Second Quarter ($ Millions)

© 2015 Ryder System, Inc. All Rights Reserved. Central Support Services (CSS) 29 2015 2014 % B/(W) Allocated CSS Costs 100.5$ 94.5$ (6)% Unallocated CSS Costs 22.9 23.0 0% Total CSS Costs 123.3$ 117.5$ (5)% Year-To-Date ($ Millions)

© 2015 Ryder System, Inc. All Rights Reserved. Balance Sheet 30 June 30, December 31, 2015 2014 Current Assets 1,136$ 1,076$ Revenue Earning Equipment, Net 7,508 6,994 Operating Property and Equipment, Net 708 700 Other Assets 940 906 Total Assets 10,292$ 9,676$ Current Liabilities 1,181 1,081 Total Debt 4,855 4,512 Other Non-Current Liabilities (including Deferred Income Taxes) 2,342 2,263 Shareholders' Equity 1,914 1,819 Total Liabilities and Shareholders' Equity 10,292$ 9,676$ ($ Millions)

© 2015 Ryder System, Inc. All Rights Reserved. Adjusted Return on Capital History Adjusted Return on Capital (ROC) 6.8% 6.7% 6.6% 6.5% 6.3% 6.1% 5.5% 4.8% 4.7% 4.7% 4.6% 7.8% 7.9% 7.4% 7.3% 4.1% 4.8% 5.7% 5.6% 5.7% 5.8% 6.1% 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Forecast Cost of Capital (COC) Return on Equity 14.6% 15.5% 14.2% 11.2% 4.4% 8.4% 11.9% 14.9% 14.9% 11.3% 17.0% Adjusted Total Capital (2) $3.8 $4.2 $4.8 $4.8 $4.2 $4.0 $4.6 $5.2 $5.7 $6.6 $7.1 (1) Includes pension settlement charges of $69M, primarily buyouts, which impacted Return on Equity by 360 basis points. (2) Adjusted Total Capital represents Adjusted Average Total Capital in billions. 2015 Forecast ROC O/(U) COC 1.0% 1.2% 0.8% 0.8% (2.2)% (1.3)% 0.2% 0.8% 1.0% 1.1% 1.5% 150 bp Spread Targeted 31 (1)

© 2015 Ryder System, Inc. All Rights Reserved. 32 (a) Current year statistics may exclude some units due to a lag in reporting (b) Excludes early terminations where customer purchases vehicle 2,022  3,319  3,494  2,948  4,381  2,291 2,317  3,689  1,687  2,242  3,880  1,219  2,098  3,096  1,584  1,869  3,295  1,411 1,383  2,530  1,533  0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 5,000 Redeployments Extensions Early Terminations N   u   m   b   e   r       o   f       U   n   i   t   s 2Q09 YTD 2Q10 YTD 2Q11 YTD 2Q12 YTD 2Q13 YTD 2Q14 YTD 2Q15 YTD Asset Management Update (US Only) Redeployments – Vehicles coming off-lease or in Rental with useful life remaining are redeployed in the Ryder fleet (SCS, or with another Lease customer). Redeployments exclude units transferred into the Rental product line. Extensions – Ryder re-prices lease contract and extends maturity date. Early terminations – Customer elects to terminate lease prior to maturity. Depending on the remaining useful life, the vehicle may be redeployed in the Ryder fleet (Commercial Rental, SCS, other Lease customer) or sold by Ryder. (a)(b)

© 2015 Ryder System, Inc. All Rights Reserved. Non-GAAP Financial Measures 33 ► This presentation includes “non-GAAP financial measures” as defined by SEC rules. As required by SEC rules, we provide a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. ► Specifically, the following non-GAAP financial measures are included in this presentation: Non-GAAP Financial Measure Comparable GAAP Measure Reconciliation & Additional Information Presented on Slide Titled Page Operating Revenue Growth ex-Foreign Exchange Operating Revenue Total Revenue Total Revenue Foreign Exchange Impact on Operating Revenue Growth Key Financial Statistics 34 5-6 Comparable Earnings / Comparable EPS Earnings / EPS from Continuing Operations Earnings and EPS from Continuing Operations Reconciliation 35 Comparable Earnings Before Income Tax / Comparable Tax Rate Earnings Before Income Tax / Tax Rate Earnings and Tax Rate from Continuing Operations Reconciliation 36 Comparable EPS Forecast EPS Forecast EPS Forecast – Continuing Operations 18 Adjusted Return on Capital Net Earnings / Total Capital Adjusted Return on Capital Reconciliation 37-38 Total Obligations / Total Obligations to Equity Balance Sheet Debt / Debt to Equity Debt to Equity Reconciliation 39 FMS Operating Revenue / DTS Operating Revenue / SCS Operating Revenue FMS Total Revenue / DTS Total Revenue / SCS Total Revenue Fleet Management Solutions (FMS) / Dedicated Transportation Solutions (DTS) / Supply Chain Solutions (SCS) 22-27

© 2015 Ryder System, Inc. All Rights Reserved. 34 Foreign Exchange Impact on Operating Revenue Growth Second Quarter Year-To-Date YOY Growth Fx Impact (1) YOY Growth excl Fx YOY Growth Fx Impact (1) YOY Growth excl Fx Operating Revenue 6% (2)% 8% 5% (2)% 7% FMS Operating Revenue 6% (2)% 8% 5% (2)% 7% Full Service Lease Revenue 5% (2)% 7% 5% (2)% 7% Commercial Rental Revenue 8% (2)% 10% 8% (2)% 10% SCS Operating Revenue 6% (3)% 9% 5% (3)% 8% (1) Foreign exchange impact was calculated by dividing the results for the current and prior year periods by the exchange rates in effect on June 30, 2014, which was the last day of the prior year period, rather than the actual exchange rates in effect as of June 30, 2015.

© 2015 Ryder System, Inc. All Rights Reserved. Earnings and EPS from Continuing Operations Reconciliation 35 2Q15 2Q15 2Q14 2Q14 Earnings EPS Earnings EPS Reported 86.2$ 1.61$ 75.7$ 1.42$ Non-operating pension costs 2.7 0.05 0.8 0.02 Professional fees 1.2 0.02 - - Tax law change (1.9) (0.03) - - Comparable (1) 88.2$ 1.65$ 76.5$ 1.44$ YTD15 YTD15 YTD14 YTD14 Earnings EPS Earnings EPS Reported 139.6$ 2.62$ 124.8$ 2.34$ Non-operating pension costs 5.5 0.10 2.7 0.05 Professional fees 2.4 0.04 - - Tax law change (1.9) (0.03) (1.8) (0.03) Comparable (1) 145.6$ 2.73$ 125.7$ 2.36$ ($ Millions or $ Earnings Per Share) (1) The company uses Comparable Earnings and Comparable Earnings per Share (EPS) from Continuing Operations, both non-GAAP financial measures, which provide useful information to investors and allow for better year over year comparison of operating performance because they exclude from Earnings and EPS from Continuing Operations non-operating pension costs, which we consider to be costs outside of the operational performance of the business and can significantly change from year to year. Comparable Earnings and Comparable EPS also exclude other significant items that are not representative of our ongoing business operations and allow for better year over year comparison.

EBT and Tax Rate from Continuing Operations Reconciliation

($ Millions or $ Earnings Per Share)

	2Q15 EBT	2Q15 Tax	2Q15 Tax Rate	YTD15 EBT	YTD15 Tax	YTD15 Tax Rate
Reported	$ 133.8	$ 47.7	35.6%	$ 218.2	$ 78.6	36.0%
Non-operating pension costs	4.7	2.0		9.6	4.1	
Professional fees	1.9	0.7		3.8	1.4	
Tax law change	-	1.9		-	1.9	
Comparable (1)	$ 140.4	$ 52.3	37.2%	$ 231.5	$ 86.0	37.1%

	2Q14 EBT	2Q14 Tax	2Q14 Tax Rate	YTD14 EBT	YTD14 Tax	YTD14 Tax Rate
Reported	$ 120.0	$ 44.4	36.9%	$ 195.0	$ 70.3	36.0%
Non-operating pension costs	1.5	0.7		4.9	2.2	
Tax law change	-	-		-	1.8	
Comparable (1)	$ 121.6	$ 45.1	37.1%	$ 199.9	$ 74.2	37.1%

(1) The company uses Comparable Earnings Before Income Tax (EBT) and Comparable Tax Rate from Continuing Operations, both non-GAAP financial measures, which provide useful information to investors and allow for better year over year comparison of operating performance because they exclude from EBT and Tax Rate from Continuing Operations non-operating pension costs, which we consider to be costs outside of the operational performance of the business and can significantly change from year to year. Comparable EBT and Comparable Tax Rate also exclude other significant items that are not representative of our ongoing business operations and allow for better year over year comparison.

© 2015 Ryder System, Inc.
All Rights Reserved.

FLEET MANAGEMENT I DEDICATED TRANSPORTATION I SUPPLY CHAIN SOLUTIONS

Ryder Ever better.

36

Adjusted Return on Capital Reconciliation

($ Millions)

	2004	2005	2006	2007	2008	2009
Net earnings [1]	$ 216	$ 227	$ 249	$ 254	$ 200	$ 62
Cumulative effect of change in accounting principle	-	2	-	-	-	-
Restructuring and other charges, net and other items	(24)	(2)	-	1	70	30
Income taxes	115	129	144	152	150	54
Adjusted earnings before income taxes	307	357	393	407	420	146
Adjusted interest expense [2]	106	127	149	169	165	150
Adjusted income taxes [3]	(156)	(186)	(207)	(220)	(230)	(122)
Adjusted net earnings	$ 257	$ 298	$ 332	$ 356	$ 355	$ 174
Average total debt [4]	$ 1,811	$ 2,148	$ 2,480	$ 2,848	$ 2,882	$ 2,692
Average off-balance sheet debt [4]	152	148	99	150	171	142
Average total shareholders' equity [4]	1,412	1,555	1,610	1,791	1,778	1,396
Average adjustments to shareholders' equity [5]	(16)	(5)	(5)	1	10	16
Adjusted average total capital	$ 3,359	$ 3,846	$ 4,184	$ 4,789	$ 4,841	$ 4,245
Adjusted return on capital	7.7%	7.8%	7.9%	7.4%	7.3%	4.1%

(1) Earnings calculated based on a 12-month rolling period.
(2) Interest expense includes interest for on and off-balance sheet vehicle obligations.
(3) Income taxes were calculated by excluding taxes related to comparable earnings items and interest expense.
(4) The average is calculated based on the average GAAP balances.
(5) Represents comparable earnings items for those periods.

© 2015 Ryder System, Inc.
All Rights Reserved.

FLEET MANAGEMENT I DEDICATED TRANSPORTATION I SUPPLY CHAIN SOLUTIONS
Ryder Ever better.
37

Adjusted Return on Capital Reconciliation

($ Millions)

	2010	2011	2012	2013	2014	2Q14	2Q15
Net Earnings [1]	$ 118	$ 170	$ 210	$ 238	$ 219	$ 259	$ 233
Restructuring and Other Charges, Net and Other Items	6	6	17	-	115	2	119
Income Taxes	61	108	91	126	118	139	127
Adjusted Earnings Before Income Taxes	185	284	318	363	452	400	479
Adjusted Interest Expense [2]	133	135	143	140	145	141	149
Adjusted Income Taxes [3]	(124)	(157)	(167)	(177)	(214)	(192)	(225)
Adjusted Net Earnings	$ 194	$ 262	$ 294	$ 326	$ 383	$ 349	$ 403
Average Total Debt [4]	$ 2,512	$ 3,079	$ 3,707	$ 3,951	$ 4,505	$ 4,247	$ 4,628
Average Off-Balance Sheet Debt [4]	114	78	126	131	131	106	196
Average Total Shareholders' Equity [4]	1,402	1,428	1,407	1,594	1,926	1,802	1,888
Average Adjustments to Shareholders' Equity [5]	2	4	(3)	(2)	8	(2)	18
Adjusted Average Total Capital	$ 4,030	$ 4,588	$ 5,237	$ 5,674	$ 6,570	$ 6,153	$ 6,729
Adjusted Return on Capital	4.8%	5.7%	5.6%	5.7%	5.8%	5.7%	6.0%

(1) Earnings calculated based on a 12-month rolling period.
(2) Interest expense includes interest for on and off-balance sheet vehicle obligations.
(3) Income taxes were calculated by excluding taxes related to comparable earnings items and interest expense.
(4) The average is calculated based on the average GAAP balances.
(5) Represents comparable earnings items for those periods.

© 2015 Ryder System, Inc.
All Rights Reserved.

FLEET MANAGEMENT | DEDICATED TRANSPORTATION | SUPPLY CHAIN SOLUTIONS

Ryder Ever better.

38

© 2015 Ryder System, Inc. All Rights Reserved. Debt to Equity Reconciliation 39 ($ Millions) Note: Amounts may not recalculate due to rounding. % to % to % to % to % to % to 12/31/2011 Equity 12/31/2012 Equity 12/31/2013 Equity 12/31/2014 Equity 6/30/2015 Equity 6/30/2014 Equity Balance Sheet Debt $3,382 257% $3,821 260% $4,189 221% $4,512 248% $4,855 254% $4,717 240% Receivables Sold - - PV of minimum lease payments and guaranteed residual values under operating leases for vehicles 64 148 95 193 319 88 Total Obligations $3,446 261% $3,969 270% $4,284 226% $4,706 259% $5,174 270% $4,805 245%

© 2015 Ryder System, Inc. All Rights Reserved.